Exhibit 10.10

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to the Consulting Agreement (“Amendment”) is made as of December 16, 2023 (“Amendment Effective Date”) by and between Alison Moore, Ph.D., having an address at 5 Hill Ave., San Carlos CA 94070 (“Consultant”) and Allogene Therapeutics, Inc., a Delaware corporation having an address at 210 E. Grand Ave., South San Francisco, CA 94080 (“Allogene”).

WHEREAS, Consultant and Allogene have entered into that certain Consulting Agreement effective April 29, 2023 (“Agreement”), and

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, Consultant and Allogene hereby agree as follows:

1.    The Term of the Agreement shall be extended to March 31, 2024.

2.    The following sentence shall be added to the end of the Compensation section of Exhibit A of the Agreement:

“Beginning January 1, 2024, no vesting of any equity shall continue for Consultant under any existing Allogene Equity Incentive Plan; provided, however, that Consultant shall have three months to exercise their options upon the termination of this Agreement.”

3.    Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. Except as specifically amended above, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. In the event that there are any conflicts between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control. The terms of this Amendment shall be controlling over any terms of any purchase order, sales acknowledgement, quote, invoice, or other such documents issued by either party.

IN WITNESS WHEREOF, Consultant and Allogene have caused this Amendment to be duly executed and delivered as of the Amendment Effective Date written above.

ALISON MOORE, Ph.D.	ALLOGENE THERAPEUTICS, INC.
By: /s/ Alison Moore	By: /s/ Lillian Smith
Date: 12/17/2023	Name: Lillian Smith
Title: Vice President, Corporate Counsel
Date: 12/15/2023